Exhibit 10.13

		Number	Appendix	Page Number

Effective Date:	Revised Date:	Section Title:

January 1, 2003	February 3, 2003	Human Resources
Approval:		Subject: ACCO BRANDS MANAGEMENT INCENTIVE PLAN

Purpose:

The purpose for the ACCO Brands Management Incentive Plan (the “Plan”) is to provide added incentive to the North American based employees of ACCO World inclusive of ACCO Brands, Incorporated, ACCO Canada, ACCO Mexico, Day-Timers, and Boone International, and to enhance the performance of ACCO World Corporation by awarding incentive compensation upon the attainment of performance goals.

Plan Year:

The plan year is the twelve month period that runs from January 1st through December 31st.

Performance Goals:

At the beginning of each year, specific financial and strategic operational goals will be set for ACCO World, ACCO Brands, and each strategic business unit. These goals will be reviewed and approved by the ACCO Compensation Committee and the Fortune Brands Salary Committee.

Eligibility:

All North American employees with positions slotted in the Fortune Brands or ACCO salaried pay grades are eligible participants. Participants must be employed prior to November 1st of the plan year and must remain employed with ACCO through December 31st of the plan year to be eligible. In the event of death, disability, or retirement during the plan year, a payment will be made based on eligible earnings for that year.

A participant’s eligibility for payout ends immediately upon voluntary termination of employment or termination for cause.

Incentive Levels:

For those locations where an established salary structure exists, the target incentive levels are expressed as a percentage of eligible earnings and are assigned to each salary grade (see attached). If an established salary structure does not exist, the target incentive levels are assigned by position and approved by the Vice President of Human Resources for ACCO World.

Payouts can range from a minimum of 0% to a maximum of 200% of a participant’s target incentive based on actual performance against the goals set at the beginning of the plan year.

		Number	Appendix	Page Number

Effective Date:	Revised Date:	Section Title:

January 1, 2003	February 3, 2003	Human Resources
Approval:		Subject: ACCO BRANDS MANAGEMENT INCENTIVE PLAN

Eligible Earnings:

For salaried exempt employees, eligible earnings are defined as regular base salary received during the plan year, plus the amount of any performance award given in lieu of a merit increase.

For salaried non-exempt employees, eligible earnings are defined as regular base pay plus all overtime pay received during the plan year plus the amount of any performance award given in lieu of a merit increase.

Change in Status:

A participant who, as a result of a change in pay grades, experiences a change in their target incentive level will receive an incentive payment prorated to reflect the time of service at each target incentive level.

If a participant transfers between business units, his/her payment will reflect an amount based on the actual payout levels of each business unit prorated for their time of service within each business unit.

Award Calculation:

The calculation of the financial portion of the bonus payment will be based on the financial results of the Company as approved by Fortune Brands and its auditors.

The calculation of the strategic objectives portion of the bonus payment will be based on the actual performance measures as approved by the ACCO Compensation Committee.

Payout of Awards:

Incentive awards for a plan year shall be payable as soon as practicable during the first quarter of the calendar year following the end of that plan year.

Administration:

The Manager of Compensation is responsible for the administration of the Plan at the direction of the ACCO Compensation Committee. Notwithstanding any other provision of the Plan, the ACCO Compensation Committee may in its sole discretion adjust award payments to any or all participants.

		Number	Appendix	Page Number

Effective Date:	Revised Date:	Section Title:

January 1, 2003	February 3, 2003	Human Resources
Approval:		Subject: ACCO BRANDS MANAGEMENT INCENTIVE PLAN

Amendment and Termination

The ACCO Compensation Committee has the right to amend or terminate the Plan at any time. The Fortune Brands Salary Committee has the right to amend or terminate the Plan at any time with respect to participants in Fortune Brands salary grades 9 or higher.

In the event of an acquisition, merger, reorganization, consolidation, change of control or other transaction, the effects of such event will be fairly taken into account and adjustments will be made in the awards due participants under this Plan to insure that any such event will not inequitably decrease or increase participants’ awards. Any adjustments made under this provision will be determined by the ACCO Compensation Committee and shall be conclusive.

		Number	Appendix	Page Number

Effective Date:	Revised Date:	Section Title:

January 1, 2003	February 3, 2003	Human Resources
Approval:		Subject: ACCO BRANDS MANAGEMENT INCENTIVE PLAN

ACCO Brands
Target Bonus Schedule
Target Bonus
Pay Grade	Percentage
8	25%

7	20%

6	15%

5	15%

4	12.5%

3	10%

2	10%

1	5%

D	5%

C	5%

B	5%

A	5%